Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Fourth Quarter and

Full Year 2025 Results

Q4 2025 Run-Rate Daily Production of 25,627 Boe/d (6:1) Exceeds Mid-Point of Guidance

Activity on Acreage Remains Robust with 85 Active Rigs Drilling Representing 16%1 Market Share of U.S. Land Rig Count

Superior Five-Year Annual Average PDP Decline Rate of 14% Requires Only an Estimated 6.8 Net Wells Annually to Maintain Flat Production Compared to 7.1 Net Line-of-Site Wells

Proved developed reserves increased by approximately 8% year-over-year to a record of nearly 73 Million Boe, reflecting continued development bolstered by acquired reserves

Borrowing Base and Elected Commitment on Secured Revolving Credit Facility Reaffirmed with Lowered Borrowing Costs and Maturity Extended Until December 2030

Announces Q4 2025 Cash Distribution of $0.37 per Common Unit, up 6% from Q3 2025

Initiates 2026 Operational Guidance with Production Guidance Range Unchanged from 2025, Reinforcing Stability of Production Base

FORT WORTH, Texas, February 26, 2026 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 133,000 gross wells across 28 states, today announced financial and operating results for the quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights

•	Q4 2025 run-rate daily production of 25,627 barrels of oil equivalent (“Boe”) per day (6:1)

•	Q4 2025 oil, natural gas and NGL revenues of $76.0 million

•	Q4 2025 net income of $24.8 million and net income attributable to common units of $19.2 million

•	Q4 2025 consolidated Adjusted EBITDA of $64.8 million

•	As of December 31, 2025, Kimbell’s major properties[2] had 7.09 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (4.66 net DUCs and 2.43 net permitted locations) compared to an estimated 6.8 net wells needed to maintain flat production

•	As of December 31, 2025, Kimbell had 85 rigs actively drilling on its acreage, representing 16% market share of all land rigs drilling in the continental United States as of such time

1 Based on Kimbell rig count of 85 and Baker Hughes U.S. land rig count of 527 as of December 31, 2025.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

•	Proved developed reserves increased by approximately 8% year-over-year to a record of nearly 73 million Boe, reflecting continued development bolstered by acquired reserves

•	On December 16, 2025, Kimbell amended and extended its secured revolving credit facility through December 16, 2030, reaffirming borrowing base and elected commitments of $625 million and lowering its cost of bank debt financing by a combined 35 basis points

•	Announced a Q4 2025 cash distribution of $0.37 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 10.5% annualized yield based on the February 25, 2026 closing price of $14.13 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under its secured revolving credit facility

•	Initiated full year 2026 guidance with estimated daily production at its mid-point projected at 25,500 Boe/d for the year with a high-end projection of 27,000 Boe/d and low-end projection of 24,000 Boe/d; unchanged from 2025 production guidance range

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented: “2025 was another outstanding year for Kimbell. In Q1 2025, we closed the $230 million acquisition of mineral and royalty interests in properties located under the historic Mabee Ranch in the Midland Basin, further bolstering the Permian Basin as our leading basin in terms of production, active rig count, DUCs, permits and undrilled inventory. In Q2 2025, we redeemed 50% of the Series A Cumulative Convertible Preferred Units, further simplifying our capital structure and lowering our cost of capital. During the year, we paid out $1.60 per common unit in quarterly distributions, 100% of which was considered return of capital and not subject to dividend income taxes. We paid down approximately $57.4 million on our credit facility during 2025 by allocating 25% of cash available for distribution for debt paydown. Finally, proved developed reserves increased by approximately 8% to a record of nearly 73 million Boe.

“I am also pleased to report that Q4 2025 production grew organically from Q3 2025 and exceeded the mid-point of guidance. Furthermore, today we are initiating 2026 operational guidance with production guidance at the upper and lower bands, as well as the midpoint, unchanged from our 2025 guidance range, which reflects the ongoing development, diversity and stability of our production base. Activity on our acreage remains robust with 85 rigs actively drilling on our acreage, representing 16.1% market share of all rigs drilling in the lower 48. Line-of-site wells continue to exceed maintenance level, giving us confidence in the resilience of production as we progress through 2026.

“2025 was a year of major milestones in the public oil and natural gas royalty sector, with significant M&A across our U.S. peer group. As evidenced by our track record of ongoing acquisition activity, we expect to continue our role as a major consolidator in the highly fragmented U.S. oil and natural gas royalty sector, which we estimate to be over $650 billion in size. We believe that we are still in the early stages of this consolidation and will actively seek out targets that fit within our acquisition profile. We are very excited about the opportunities to expand in the future and to deliver unitholder value for years to come.”

Kimbell Royalty Partners, LP – News Release

Fourth Quarter 2025 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the fourth quarter of 2025, or $0.37 per common unit. The distribution will be payable on March 25, 2026 to common unitholders of record at the close of business on March 18, 2026. Kimbell plans to utilize the remaining 25% of cash available for distribution for the fourth quarter of 2025 to pay down approximately $13.4 million of the outstanding borrowings under its secured revolving credit facility.

Kimbell expects that approximately 100% of its fourth quarter 2025 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitutes dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2026. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Financial Highlights

Kimbell’s fourth quarter 2025 average realized price per Bbl of oil was $58.24, per Mcf of natural gas was $2.86, per Bbl of NGLs was $19.68 and per Boe combined was $30.59.

During the fourth quarter of 2025, the Company’s total revenues were $82.5 million, net income was $24.8 million and net income attributable to common units was approximately $19.2 million, or $0.21 per common unit.

Total fourth quarter 2025 consolidated Adjusted EBITDA was $64.8 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the fourth quarter of 2025, G&A expense was $10.4 million, $6.2 million of which was Cash G&A expense, or $2.63 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the fourth quarter of 2025, which is a non-cash G&A expense, was $4.2 million or $1.77 per Boe.

On December 16, 2025, Kimbell amended its existing credit agreement to, among other things, reaffirm borrowing base and elected commitments of $625 million, lower its cost of bank debt financing by a combined 35 basis points (reduced pricing grid by 25 basis points and removed 10 basis point Credit Spread Adjustment) and extend the maturity to December 16, 2030.

Kimbell Royalty Partners, LP – News Release

As of December 31, 2025, Kimbell had approximately $441.5 million in debt outstanding under its secured revolving credit facility, had net debt to fourth quarter 2025 trailing twelve month consolidated Adjusted EBITDA of approximately 1.5x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $183.5 million in undrawn capacity under its secured revolving credit facility as of December 31, 2025.

As of December 31, 2025, Kimbell had outstanding 93,396,488 common units and 14,491,540 Class B units. As of February 26, 2026, Kimbell had outstanding 94,613,478 common units and 14,491,540 Class B units.

Production

Fourth quarter 2025 average daily production was 26,643 Boe per day (6:1), which consisted of 1,016 Boe per day related to prior period production recognized in Q4 2025, and 25,627 Boe per day of run-rate production. The 25,627 Boe per day of run-rate production was composed of approximately 48% from natural gas (6:1) and approximately 52% from liquids (31% from oil and 21% from NGLs). The prior period production recognized in Q4 2025 was attributable to past production that came into pay status during the fourth quarter of 2025.

Operational Update

As of December 31, 2025, Kimbell’s major properties had 900 gross (4.66 net) DUCs and 628 gross (2.43 net) permitted locations on its acreage. In addition, as of December 31, 2025, Kimbell had 85 rigs actively drilling on its acreage, which represents an approximate 16.1% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of December 31, 2025(1)	Gross Permits as of December 31, 2025(1)	Net DUCs as of December 31, 2025(1)	Net Permits as of December 31, 2025(1)
Permian	660	393	3.53	1.63
Eagle Ford	29	25	0.16	0.09
Haynesville	62	27	0.34	0.18
Mid-Continent	96	57	0.40	0.34
Bakken	39	116	0.17	0.13
Appalachia	6	4	0.02	0.04
Rockies	8	6	0.04	0.02
Total	900	628	4.66	2.43

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Kimbell Royalty Partners, LP – News Release

Reserves

Ryder Scott Company, L.P. prepared an estimate of Kimbell’s proved reserves as of December 31, 2025.  Average prices of $65.34 per barrel of oil and $3.39 per MMBtu of natural gas were used in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”).  Realized prices with applicable differentials were $63.88 per barrel of oil, $2.41 per Mcf of natural gas and $19.17 per barrel of NGLs.

Proved developed reserves at year-end 2025 increased by approximately 8% year-over-year to nearly 73 MMBoe, reflecting continued development by the operators of Kimbell’s acreage and acquisition activity.

	Crude Oil and Condensate (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Net proved developed reserves at December 31, 2024	20,001	204,253	13,498	67,541
Revisions of previous estimates	2,795	30,045	2,408	10,211
Purchases of minerals in place	2,236	6,025	1,355	4,595
Production	(3,062)	(26,734)	(1,885)	(9,403)
Net proved developed reserves at December 31, 2025	21,970	213,589	15,376	72,944

Hedging Update

The following provides information concerning Kimbell’s hedge book as of December 31, 2025:

Fixed Price Swaps as of December 31, 2025
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
1Q 2026	146,880	1,296,000	$70.38	$4.07
2Q 2026	148,512	1,310,400	$70.78	$3.33
3Q 2026	150,144	1,324,800	$66.60	$3.42
4Q 2026	150,144	1,324,800	$63.33	$3.94
1Q 2027	151,470	1,321,920	$63.75	$4.46
2Q 2027	153,153	1,336,608	$61.57	$3.47
3Q 2027	154,836	1,351,296	$61.90	$3.76
4Q 2027	154,836	1,351,296	$58.06	$4.02

Kimbell Royalty Partners, LP – News Release

Company Initiates 2026 Guidance

Kimbell is providing financial and operational guidance ranges for 2026 as follows:

	Kimbell Royalty
	Partners LP
2026
Net Production - Mboe/d (6:1)	24.0	-	27.0
Oil Production - % of Net Production	30%	-	34%
Natural Gas Production - % of Net Production	46%	-	50%
Natural Gas Liquids Production - % of Net Production	18%	-	22%

Unit Costs ($/boe)
Marketing and other deductions	$1.40	-	$2.20
Depreciation and depletion expense	$13.00	-	$20.00
G&A
Cash G&A	$2.45	-	$2.65
Non-Cash G&A	$1.40	-	$1.80
Production and ad valorem taxes - % of Oil, Natural Gas and NGL Revenues	6.0%	-	8.0%

Payout Ratio (1)		75%

(1)  The Company intends to pay out 75% of its projected cash available for distribution in quarterly distributions and utilize 25% of projected cash available for distribution to pay down a portion of the outstanding borrowings under its secured revolving credit facility each quarter.

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter 2025 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through March 5, 2026 by dialing 201-612-7415 and using the conference ID 13752272#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On February 26, 2026, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

Kimbell Royalty Partners, LP – News Release

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 133,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risk related to changes in U.S. trade policy and the impact of tariffs, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

December 31,
2025
Assets:
Current assets
Cash and cash equivalents	$43,977
Oil, natural gas and NGL receivables	36,582
Derivative assets	6,504
Accounts receivable and other current assets	1,420
Total current assets	88,483
Property and equipment, net	629
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,271,470
Less: accumulated depreciation, depletion and impairment	(1,148,157)
Total oil and natural gas properties, net	1,123,313
Right-of-use assets, net	4,606
Derivative assets	2,587
Loan origination costs, net	9,722
Total assets	$1,229,340
Liabilities, mezzanine equity and unitholders' equity:
Current liabilities
Accounts payable	$3,144
Other current liabilities	7,097
Total current liabilities	10,241
Operating lease liabilities, excluding current portion	4,411
Derivative liabilities	28
Long-term debt	441,500
Total liabilities	456,180
Commitments and contingencies
Mezzanine equity:
Series A preferred units	158,793
Kimbell Royalty Partners, LP unitholders' equity:
Common units	531,121
Class B units	724
Total Kimbell Royalty Partners, LP unitholders' equity	531,845
Non-controlling interest in OpCo	82,522
Total unitholders' equity	614,367
Total liabilities, mezzanine equity and unitholders' equity	$1,229,340

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	December 31, 2025	December 31, 2024
Revenue
Oil, natural gas and NGL revenues	$76,020	$69,078
Lease bonus and other income	1,062	1,785
Gain (loss) on commodity derivative instruments, net	5,371	(4,148)
Total revenues	82,453	66,715
Costs and expenses
Production and ad valorem taxes	3,738	3,951
Depreciation and depletion expense	31,935	31,777
Impairment of oil and natural gas properties	—	56,155
Marketing and other deductions	3,780	4,124
General and administrative expense	10,381	9,371
Total costs and expenses	49,834	105,378
Operating income (loss)	32,619	(38,663)
Other expense
Interest expense	(9,119)	(5,956)
Net income (loss) before income taxes	23,500	(44,619)
Income benefit expense	(1,304)	(5,360)
Net income (loss)	24,804	(39,259)
Distribution and accretion on Series A preferred units	(2,656)	(5,296)
Net (income) loss attributable to non-controlling interests	(2,975)	6,777
Distributions to Class B unitholders	(14)	(15)
Net income (loss) attributable to common units of Kimbell Royalty Partners, LP	$19,159	$(37,793)

Basic	$0.21	$(0.48)
Diluted	$0.21	$(0.48)
Weighted average number of common units outstanding
Basic	91,170,092	78,977,450
Diluted	118,058,116	116,184,780

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Year Ended	Year Ended
	December 31, 2025	December 31, 2024
Revenue
Oil, natural gas and NGL revenues	$317,473	$304,606
Lease bonus and other income	4,266	6,046
Gain (loss) on commodity derivative instruments, net	12,091	(1,345)
Total revenues	333,830	309,307
Costs and expenses
Production and ad valorem taxes	20,440	20,406
Depreciation and depletion expense	124,554	135,123
Impairment of oil and natural gas properties	—	62,119
Marketing and other deductions	16,350	16,122
General and administrative expense	39,657	38,543
Total costs and expenses	201,001	272,313
Operating income	132,829	36,994
Other expense
Interest expense	(34,470)	(26,696)
Other expense	(12)	—
Net income before income taxes	98,347	10,298
Income tax benefit	(1,304)	(772)
Net income	99,651	11,070
Distribution and accretion on Series A preferred units	(34,852)	(21,092)
Net (income) loss attributable to non-controlling interests	(8,704)	1,254
Distributions on Class B units	(58)	(71)
Net income (loss) attributable to common units of Kimbell Royalty Partners, LP	$56,037	$(8,839)

Basic	$0.62	$(0.12)
Diluted	$0.62	$(0.12)
Weighted average number of common units outstanding
Basic	90,803,175	76,240,472
Diluted	121,307,159	116,048,650

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit based compensation, unrealized gains and losses on derivative instruments.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2025	December 31, 2024
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$57,226	$56,571
Interest expense	9,119	5,956
Income benefit expense	(1,304)	(5,360)
Impairment of oil and natural gas properties	—	(56,155)
Amortization of right-of-use assets	(89)	(89)
Amortization of loan origination costs	(613)	(534)
Unit-based compensation	(4,170)	(3,763)
Gain (loss) on derivative instruments, net of settlements	3,899	(6,744)
Changes in operating assets and liabilities:
Oil, natural gas and NGL receivables	(4,671)	(3,051)
Accounts receivable and other current assets	(1,089)	1,101
Accounts payable	1,358	360
Other current liabilities	4,806	4,723
Operating lease liabilities	82	99
Consolidated EBITDA	$64,554	$(6,886)
Add:
Impairment of oil and natural gas properties	—	56,155
Unit-based compensation	4,170	3,763
(Gain) loss on derivative instruments, net of settlements	(3,899)	6,744
Consolidated Adjusted EBITDA	$64,825	$59,776
Adjusted EBITDA attributable to non-controlling interest	(8,708)	(9,092)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$56,117	$50,684

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	9,470	5,011
Cash distribution to Series A preferred unitholders	2,128	4,156
Cash income tax benefit	(2,331)	—
Distribution to Class B unitholders	14	15
Cash available for distribution on common units	$46,836	$41,502

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2025
Net income	$24,804
Depreciation and depletion expense	31,935
Interest expense	9,119
Income tax benefit	(1,304)
Consolidated EBITDA	$64,554
Unit-based compensation	4,170
Gain on derivative instruments, net of settlements	(3,899)
Consolidated Adjusted EBITDA	$64,825
Adjusted EBITDA attributable to non-controlling interest	(8,708)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$56,117

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	9,470
Cash distribution to Series A preferred unitholders	2,128
Cash income tax benefit	(2,331)
Distribution to Class B unitholders	14
Cash available for distribution on common units	$46,836

Common units outstanding on December 31, 2025	93,396,488

Common units outstanding on March 18, 2026 Record Date	94,613,478

Cash available for distribution per common unit outstanding	$0.50

Fourth quarter 2025 distribution declared (1)	$0.37

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2024
Net loss	$(39,259)
Depreciation and depletion expense	31,777
Interest expense	5,956
Income tax benefit	(5,360)
Consolidated EBITDA	$(6,886)
Impairment of oil and natural gas properties	56,155
Unit-based compensation	3,763
Loss on derivative instruments, net of settlements	6,744
Consolidated Adjusted EBITDA	$59,776
Adjusted EBITDA attributable to non-controlling interest	(9,092)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$50,684

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,011
Cash distribution to Series A preferred unitholders	4,156
Distribution to Class B unitholders	15
Cash available for distribution on common units	$41,502

Common units outstanding on December 31, 2024	80,969,651

Common units outstanding on March 18, 2025 Record Date	93,715,842

Cash available for distribution per common unit outstanding	$0.44

Fourth quarter 2024 distribution declared (1)	$0.40

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.  Additionally, Kimbell utilized approximately $8.2 million of cash flows expected to be received from the Q1 2025 Acquired Production after the effective date of October 1, 2024, through December 31, 2024, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders.  Revenues, production and other financial and operating results from the Q1 2025 acquisition will be reflected in Kimbell's condensed consolidated financial statements from January 17, 2025 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	December 31, 2025
Net income	$24,804
Depreciation and depletion expense	31,935
Interest expense	9,119
Income tax benefit	(1,304)
Consolidated EBITDA	$64,554
Unit-based compensation	4,170
Gain on derivative instruments, net of settlements	(3,899)
Consolidated Adjusted EBITDA	$64,825

Q1 2025 - Q3 2025 Consolidated Adjusted EBITDA (1)	203,233
Trailing Twelve Month Consolidated Adjusted EBITDA	$268,058

Long-term debt (as of 12/31/25)	441,500
Cash and cash equivalents (as of 12/31/25)	(43,977)
Net debt (as of 12/31/25)	$397,523

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.5	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q1 2025 acquisition that closed in January 2025 in accordance with Kimbell's secured revolving credit facility.